UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)
(952) 930-6000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Purchase Agreement
Indenture/Form of 3 1/4% Convertible Senior Subordinated Note
Opinion/Consent of Oppenheimer Wolff & Donnelly LLP
Press Release

Item 1.01. Entry into a Material Definitive Agreement
     On June 27, 2006, we issued $373,750,000 in principal amount of our 3 1/4% Convertible Senior Subordinated Notes due 2036 (the “Securities”). The Securities were sold in a registered, underwritten offering pursuant to a Purchase Agreement, dated June 21, 2006 (the “Purchase Agreement”), between us and Piper Jaffray & Co., as representative of the Underwriters listed in Schedule I to the Purchase Agreement. The Securities were issued pursuant to an Indenture dated as of June 27, 2006 (the “Indenture”) between us, certain of our significant domestic subsidiaries, as guarantors of the Securities, and U.S. Bank National Association, as trustee for the benefit of the holders of the Securities, which specifies the terms of the Securities. The following description of the Indenture and the Securities is a summary only and is qualified in its entirety by reference to the Indenture (including the form of Securities included therein), which is filed as Exhibit 4.1 to this report and incorporated herein by reference.
     The Securities will bear interest at the rate of 3 1/4% per year, payable semiannually in arrears in cash on January 1 and July 1 of each year, beginning January 1, 2007. The Securities have a stated maturity of July 1, 2036. The Securities will be our direct, unsecured, senior subordinated obligations and will rank junior in right of payment to all of our future senior secured debt as provided in the Indenture.
     In addition to regular interest on the Securities, we will also pay contingent interest during any six-month period from July 1 to December 31 and from January 1 to June 30, beginning with the period beginning July 1, 2011, if the average market price of the Securities for the five consecutive trading days immediately before the last trading day before the relevant six-month period equals or exceeds 120% of the principal amount of the Securities.
     The Securities will be fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain of our significant domestic subsidiaries. The guarantees will be subordinated in right of payment to the guaranteed obligations of our significant domestic subsidiaries pursuant to our anticipated future senior debt.
     Holders of the Securities may convert their Securities based on a conversion rate of 51.5318 shares of our common stock per $1,000 principal amount of Securities (which is equal to an initial conversion price of approximately $19.406 per share), subject to adjustment, only under the following circumstances: (1) if, during any calendar quarter after September 30, 2006, the volume weighted average price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the conversion price, (2) if, during any five trading day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Securities for each day of that period was less than 98% of the product of the closing price of our common stock for each day in that period and the conversion rate per $1,000 principal amount of Securities, (3) if the Securities are called for redemption and the redemption has not yet occurred, (4) if specified distributions to holders of our common stock occur, (5) if a designated event, as defined in the Indenture, occurs or (6) at any time 60 days prior to, but excluding, any scheduled repurchase date or the stated maturity date. Upon conversion, in lieu of shares of our common stock, for each $1,000 principal amount of Securities a holder will receive an amount in cash equal to the lesser of (i) $1,000 and (ii) the conversion value, determined in the manner set forth in the Indenture, of the number of shares of our common stock as determined based on the conversion rate. If the conversion value exceeds $1,000, we will also deliver, in addition to cash, a number of shares of our common stock equal to the sum of the daily share amounts, as defined in the Indenture. If a holder elects to convert its Securities in connection with a designated event that occurs prior to July 1, 2013, we will pay, to the extent described in the Indenture, a make whole premium by increasing the conversion rate applicable to such Securities. All of the above conversion rights will be subject to certain limitations imposed by our anticipated future senior debt.
     We have the right to redeem for cash all or a portion of the Securities on or after July 6, 2011 at specified redemption prices as provided in the Indenture plus accrued and unpaid interest, plus contingent interest to, but excluding, the applicable redemption date. Holders of the Securities may require us to purchase all or a portion of their Securities for cash on July 1, 2013, July 1, 2016, July 1, 2021, July 1, 2026, and July 1, 2031 or in the event of a designated event, at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, plus contingent interest to, but excluding, the purchase date.
     The following are events of default that could, subject to certain conditions provided in the Indenture, cause the unpaid principal amount of the Securities to become due and payable prior to the stated maturity date:
•	failure to pay the principal or premium, if any, on any of the Securities when due, whether or not prohibited by the subordination provisions of the Indenture;

•	failure to pay interest, including contingent interest, if any, on the Securities when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the Indenture;

•	failure to perform any covenant in the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture;

•	failure to comply with our obligation to convert the Securities into cash and, if applicable, common stock, upon exercise of a holder’s conversion right and such failure continues for a period of 10 calendar days;

•	failure to repurchase any Securities on a designated event repurchase date or on a repurchase date or redeem any notes on a redemption date;

•	failure to provide timely notice of a designated event;

•	failure by us or any of our significant subsidiaries or Securities guarantors to make any payment at maturity on any indebtedness, including any applicable grace period, in an amount in excess of $10 million, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the Indenture;

•	a default by us or any of our significant subsidiaries or Securities guarantors on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $10 million, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the Indenture;

•	certain events involving bankruptcy, insolvency or reorganization of us or any Securities guarantor; or

•	any of the Securities guarantees cease to be in full force and effect (other than in accordance with the terms of such Securities guarantee) or any Securities guarantor denies or disaffirms its obligations under its Securities guarantee.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 is incorporated herein by reference.
Item 8.01. Other Events
In connection with the offering of Securities discussed herein, we are filing the Purchase Agreement as part of this Form 8-K that is to be incorporated by reference in its entirety into our Registration Statement on Form S-3 (333-135135).

Item 9.01. Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

	1.1	Purchase Agreement, dated as of June 21, 2006, between American Medical Systems Holdings, Inc. and Piper Jaffray & Co., as representative of the Underwriters listed in Schedule I thereto.

	4.1	Indenture, dated as of June 27, 2006, between American Medical Systems Holdings, Inc., the Notes Guarantors (as defined therein), and U.S. Bank National Association, as trustee.

	4.2	Form of 3 1/4% Convertible Senior Subordinated Note (included as part of Exhibit 4.1).

	5.1	Opinion of Oppenheimer Wolff & Donnelly LLP.

	23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included in its opinion filed as Exhibit 5.1 hereto).

	99.1	Press Release dated June 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/s/ Carmen L. Diersen

Carmen L. Diersen
Executive Vice President and Chief Financial
Officer
June 28, 2006

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
1.1	Purchase Agreement, dated as of June 21, 2006, between American Medical Systems Holdings, Inc. and Piper Jaffray & Co., as representative of the Underwriters listed in Schedule I thereto.	Filed herewith electronically.

4.1	Indenture, dated as of June 27, 2006, between American Medical Systems Holdings, Inc., the Notes Guarantors (as defined therein), and U.S. Bank National Association, as trustee.	Filed herewith electronically.

4.2	Form of 3 1/4% Convertible Senior Subordinated Note (included as part of Exhibit 4.1).

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP.	Filed herewith electronically.

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included as part of Exhibit 5.1).

99.1	Press Release dated June 28, 2006.	Filed herewith electronically.